U.S. SECURITIES AND EXCHANGE
                        COMMISSION WASHINGTON, D.C. 20549
                               ------------------

                                    FORM 8-K
                                 CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

        Date of Report (Date of earliest event reported): August 31, 2005

                               ------------------

                           HIENERGY TECHNOLOGIES, INC.
            ---------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              DELAWARE                 0 - 32093           91-2022980
           -------------               ----------          -------------
          (State or other             (Commission          (I.R.S.
          jurisdiction                File Number)         Identification No.)
          of incorporation)


                          1601-B ALTON PARKWAY, UNIT B
                            IRVINE, CALIFORNIA              92606
               ----------------------------------------   ---------
               (Address of principal executive offices)   (Zip Code)


       Registrant's telephone number, including area code: (949) 757-0855
                               ------------------

                                 Not Applicable
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

HiEnergy Technologies, Inc. ("we", "us" or the "Company") files this report on Form 8-K to report the following:

Item 8.01 Other Events.

On June 6, 2005, we entered into an Equipment Sales Agreement, Contract No. 19107-1 (the "Agreement") with Southeastern Pennsylvania Transportation Authority (SEPTA). On June 10, 2005, we received a purchase order in the amount of $603,105 for two of our SIEGMA 3E3 explosive detection systems to be delivered to SEPTA from Pennsylvania Emergency Management Agency (PEMA), the state administrative agency charged with administering fund distribution from homeland security grant money within Pennsylvania.

On August 31, 2005, we received payment in the amount of $375,581 from the Commonwealth of Pennsylvania - PEMA against the purchase order. In accordance with the terms of the Agreement, any payments we receive against a purchase order are non-refundable.

The Agreement between Southeastern Pennsylvania Transportation Authority and HiEnergy Technologies, Inc., dated June 6, 2005, referred to herein, was filed as Exhibit 10.120 to Amendment No. 1 to our Annual Report on Form 10-KSB for fiscal year ended April 30, 2004.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                           HIENERGY TECHNOLOGIES, INC.


September 1, 2005                  By: /s/ Bogdan C. Maglich
-----------------                      ---------------------
(Date)                             Name:  Bogdan C. Maglich,
                                   CEO/Chairman, President and Treasurer